Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-129268, 333-157276, 333-172596, 333-174983 and 333-183617) on Form S-8 of Flotek Industries, Inc. of our report dated July 1, 2013, relating to our audits of the financial statements and supplemental schedules of the Flotek Industries, Inc. 401(k) Plan which appear in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ Hein & Associates LLP
Houston, Texas
July 1, 2013